EXHIBIT 99.1

Corvus Gold Drills 96 metres @ 1.35 g/t Gold, Extends Mother Lode Deposit to the West, Northwest and at Depth, Commences Phase 2, 10,000 Metre Drill Program

Assay Highlights of Western Extension Include:

Highlighted Mineralized intervals are calculated using a 0.3 g/t cutoff

ML-17-020:	38.1 metres @ 2.12 g/t gold and 19.8 metres @ 1.82 g/t gold
ML-17-021:	30.5 metres @ 2.54 g/t gold and 35.1 metres @ 1.95 g/t gold
ML-17-018:	82.3 metres @ 1.11 g/t gold and 9.1 metres @ 1.09 g/t gold

VANCOUVER, British Columbia, Jan. 10, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX:KOR) (OTCQX:CORVF) announces it has received further assay results from ten new drill holes from its 2017 Phase I drill program at the Mother Lode project in southern Nevada (Table 1). The latest results include northwest and deep in-pit drilling, as well as step-out drilling to the west highlighted by hole ML17-020, which returned 96.0 m @ 1.35 g/t gold and 1.24 g/t silver.  Results continue to expand high-grade zones both laterally and at depth, which is potentially increasing the overall size and grade of the Mother Lode deposit (Figure 1).

The Phase I drill program, which ended December 16, 2017, completed 12,829 metres of drilling, representing 42 holes, 25 of which have now been reported. Phase II of the exploration drill program has commenced and is scheduled to drill 10,000 metres, focused on further expanding the deposit to the west, north and at depth.

Western Extension

Holes ML17-018 through ML17-022 successfully demonstrate the continued grade and thickness of the shallow dipping sediment hosted deposit to the west.  The new holes have drilled deeper in the system and appear to have intersected a new zone of mineralization below the currently targeted deposit. This is illustrated by hole ML17-020, which ended in 7.62 m @ 3.46 g/t gold and 9.98 g/t silver within 27.4 m at 1.31 g/t gold and 3.9 g/t silver.  Most of the new deeper holes ended in mineralization that is currently believed to be related at depth.  Deeper drilling will be required to evaluate the potential of this new zone and will be conducted in the 2018 exploration program.

Northwestern Expansion

Drill hole ML17-017 (35.1 m @ 1.97 g/t gold) from the northwestern extension of the deposit,   extends mineralization intercepted in hole ML17-003 and historic hole ML-338 (56.6 m @ 1.35 g/t gold & 73.2 m @ 2.05 g/t gold) to the west.  Hole ML17-017, similar to ML-17-003 and historic hole ML-338 was not completed to its intended target depth, as they were lost due to poor rock conditions. The Company completed two additional holes to the north of hole ML-338 during the Phase I drill program with assays pending.  These two new northern step-out holes were completed to the intended target depth and should provide insight into the expansion potential of this zone of mineralization.

In-Pit Depth Expansion

Drill holes ML17-016 and ML17-023 through ML17-025 were drilled under the historic Mother Lode pit and are designed to verify and potentially expand the historic mineral resource estimate.  The intercepts in these holes have matched well with the historic resource which is generally thinner and lower grade on the southern end of the deposit.  Significantly, it appears drilling has intersected a new zone of mineralization at depth below the historic resource as illustrated by hole ML17-025 (13.7 m @ 1.41 g/t gold) and hole ML17-016 (9.1 m @ 0.98 g/t gold & 12.2 m @ 0.96 g/t gold).  Prior historical drilling primarily used vertical drill holes to a nominal depth of about 500 feet (150 m), with many holes ending in mineralization.

Figure 1. Plan map showing recent drill holes on the Mother Lode Project

http://www.globenewswire.com/NewsRoom/AttachmentNg/de6679d8-b17f-4361-ab20-82ed15ae0261

Jeff Pontius, President and CEO of Corvus states “As we continue to receive results from the Mother Lode deposit, the continuity of this new Nevada gold discovery is exciting with not one drill hole missing mineralization to date. The thickness, high grade and extent of the deposit improves with each round of results.  The start of our expanded 2018 Phase II drill program is exciting as we continue to march the deposit to the north and west as well as assess the depth extent of the system.  Mother Lode is exceeding our expectations and developing into a major new Nevada gold discovery.”

Table 1
Phase I - Mother Lode Significant Drilling Results – Main & North Targets
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-016	140.21	143.26	3.05	1.04	0.26	South end of deposit
AZ 090 dip-45	158.50	167.64	9.14	1.11	0.20
inc	161.54	166.12	4.58	1.62	0.22
	175.26	184.40	9.14	0.98	1.96	New Deep In-pit Zone
inc	179.83	182.88	3.05	2.36	3.31	New Deep In-pit Zone
	216.41	228.60	12.19	0.96	1.61	New Deep In-pit Zone
inc	217.93	219.46	1.52	5.52	4.09	New Deep In-pit Zone

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-017	268.22	272.80	4.58	0.68	0.59	Northwest Extension
AZ 090 dip-70	291.08	326.14	35.06	1.97	2.09	Northwest Extension
inc	292.61	324.61	32.00	2.10	2.17	Northwest Extension
	347.47	352.04	4.57	0.55	0.33	Northwest Extension

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-018	105.16	187.45	82.29	1.11	n/a	Drilled west of ML17-006
inc	105.16	132.59	27.43	1.57	1.32
inc	156.97	172.21	15.24	1.72	2.75
	202.69	208.79	6.10	0.60	n/a
	220.98	227.08	6.10	0.62	0.51
AZ 090 dip-65	236.22	245.36	9.14	1.09	1.65	New Deep Main Zone
inc	240.79	245.36	4.57	1.41	2.61	New Deep Main Zone

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-019	92.96	109.73	16.77	0.47	0.57	Drilled west of ML17-004
AZ 090 dip-87	146.30	213.36	67.06	1.32	1.92
inc	147.83	166.12	18.29	1.49	3.08
inc	170.69	176.78	6.09	1.13	0.73
inc	182.88	211.84	28.96	1.58	1.99
	291.08	294.13	3.05	0.96	0.47
	336.80	345.95	9.15	0.86	1.36	New Deep Main Zone
inc	336.80	339.85	3.05	1.95	3.19	New Deep Main Zone

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-020	120.40	216.41	96.01	1.35	1.24	Using 0.1 g/t cutoff
AZ 090 dip-65	121.92	143.26	21.34	0.49	0.60	Drilled west of ML17-007
	147.83	167.64	19.81	1.82	1.23
	172.21	210.31	38.10	2.12	1.98
inc	173.74	196.60	22.86	3.08	2.21
	259.08	265.18	6.10	0.49	2.22	New Deep Main Zone
	271.27	298.70	27.43	1.31	3.90	New Deep Main Zone
inc	275.84	283.46	7.62	3.46	9.98	New Deep Main Zone

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-021	100.58	126.49	25.91	0.44	0.49	Drilled west of ML17-005
AZ 090 dip-45	147.83	178.31	30.48	2.54	1.92
	227.08	262.13	35.05	1.95	2.48
inc	227.08	246.89	19.81	2.28	2.05
inc	251.46	262.13	10.67	2.07	4.20

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-022	102.11	124.97	22.86	0.41	0.37	Drilled west of ML17-009
AZ 090 dip-85	129.54	153.92	24.38	0.74	0.80
inc	131.06	135.64	4.58	1.34	1.71
	170.69	216.41	45.72	1.33	1.25
inc	172.21	207.26	35.05	1.57	1.29
	329.18	338.33	9.15	0.40	0.30	New Deep Main Zone

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-023	64.01	67.06	3.05	0.81	1.96
AZ 360 dip-90	79.25	99.06	19.81	0.73	1.23
inc	89.92	94.49	4.57	1.21	1.93
	103.63	111.25	7.62	2.69	2.60	New Deep In-pit Zone

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-024	0.00	15.24	15.24	2.76	1.42
AZ 360 dip-90	19.81	41.15	21.34	0.58	0.30
	79.25	112.78	33.53	0.94	1.37
inc	82.30	100.58	18.28	1.40	1.79
	117.35	129.54	12.19	0.56	0.38	New Deep In-pit Zone
	140.21	149.35	9.14	0.55	2.72	New Deep In-pit Zone

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML17-025	0.00	50.29	50.29	1.74	1.17
inc	0.00	19.81	19.81	2.26	1.60
inc	24.38	42.67	18.29	1.99	1.13
AZ 360 dip-90	86.87	108.20	21.33	1.59	2.11
inc	86.87	103.63	16.76	1.90	2.53
	138.68	141.73	3.05	2.90	0.85	New Deep In-pit Zone
	150.88	164.59	13.71	1.41	4.39	New Deep In-pit Zone
inc	152.40	158.50	6.10	2.09	6.61	New Deep In-pit Zone

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to American Assay Laboratories (“AAL”) in Reno, Nevada, for preparation and assaying.  AAL is independent of the Company.  AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.  A qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 140 federal unpatented mining claims on the Mother Lode project which totals 1,147 hectares, which it owns 100% of.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:
Ryan Ko
Investor Relations
Email: info@corvusgold.comPhone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the rapid and effective capture of the potential of our new Mother Lode project, the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the Mother Lode project, the potential for any mining or production at the Mother Lode project, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.